                                                                     Exhibit 8.1

                          GRUPO IUSACELL, S.A. DE C.V.
                              LIST OF SUBSIDIARIES

Subsidiary                           % direct and indirect         % direct and        Jurisdiction of
                                       economic interest          indirect voting       Incorporation
                                                                      interest
Grupo Iusacell Celular, S.A. de             100%                      100%                Mexico
C.V.
Iusacell PCS, S.A. de C.V.                 94.9%                       49%                Mexico
Iusacell PCS de Mexico, S.A. de            94.9%                       49%                Mexico
C.V.
Iusacell Infraestructura, S.A. de           100%                      100%                Mexico
C.V.
Iusacell Arrendadora, S.A. de C.V.          100%                      100%                Mexico
Iusacell Infraestuctura de Mexico,          100%                      100%                Mexico
S.A. de C.V.
SOS Telecomunicaciones, S.A. de             100%                      100%                Mexico
C.V.
Comunicaciones Celulares de                 100%                      100%                Mexico
Occidente, S.A. de C.V.
Sistemas Telefonicos Portatiles             100%                      100%                Mexico
Celulares, S.A. de C.V.
Telecomunicaciones del Golfo                100%                      100%                Mexico
S.A. de C.V.
Iusacell, S.A. de C.V.                      100%                      100%                Mexico
Sistecel, S.A. de C.V.                      100%                      100%                Mexico
Iusatel, S.A. de C.V.                      94.9%                       49%                Mexico
Iusatel USA Inc.                           94.9%                       49%                 U.S.
Iusatelecomunicaciones, S.A. de            94.9%                       49%                Mexico
C.V.
Punto a Punto Iusacell, S.A. de            94.9%                       49%                Mexico
C.V.
Infotelecom, S.A. de C.V.                    49%                       49%                Mexico
Inmobiliaria Montes Urales 460,             100%                      100%                Mexico
S.A. de C.V.
Iusanet, S.A. de C.V.                       100%                      100%                Mexico
In Flight Phone de Mexico, S.A. de          100%                      100%                Mexico
C.V.
Editorial Celular, S.A. de C.V.              40%                       40%                Mexico
Promotora Celular, S.A. de C.V.             100%                      100%                Mexico
Grupo Portatel, S.A. de C.V.                100%                      100%                Mexico
Portatel del Sureste, S.A. de C.V.          100%                      100%                Mexico
Portatel Corporativa, S.A. de C.V.          100%                      100%                Mexico
Portatel Bienes Raices, S.A. de             100%                      100%                Mexico
C.V.
Portatel Comercializadora, S.A. de          100%                      100%                Mexico
C.V.
Portatel Servicios, S.A. de C.V.            100%                      100%                Mexico
Mexican Cellular Investment, Inc.           100%                      100%                 U.S.